Consent of Independent Registered Public Accounting Firm

CounterPath Corporation
Vancouver, Canada

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated July 25, 2011, relating to the consolidated financial statements of CounterPath Corporation which are contained in that Prospectus. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO Canada LLP

Chartered Accountants

Vancouver, Canada
October 7, 2011